Exhibit 3.2

BYLAWS

OF

HALIFAX ENGINEERING, INC.

ARTICLE I

OFFICES

     The Company shall maintain a principal office in the State of Virginia. The Company may also have offices in such other places either within or without the State of Virginia as the Board of Directors may from time to time designate or as the business of the Company may require.

ARTICLE II

SEAL

     The seal of this Company shall contain the words, “Halifax Engineering, Inc.” between two concentric circles, and “1967” within the small circle.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1. PLACE: Meetings of the stockholders of the Company shall be held at such place either within or without the State of Virginia as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

Section 2. ANNUAL MEETING: An annual meeting of the stockholders of the Company shall be held on such date and at such place as shall be determined by the Board of Directors for the election of directors and for the transaction of such other business as may be brought before the meeting.

Section 3. SPECIAL MEETINGS: Special meetings of the stockholders may be called on the order of the President, Chairman or of a majority of the Board of Directors.

Section 4. NOTICE: Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder not less than ten (10) or more than sixty (60) days prior to the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

Section 5. STOCKHOLDERS LIST: The officer or agent having charge of the stock transfer books for shares of this Company shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Company and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 6. QUORUM: The holders of one half (1/2) of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Certificate of Incorporation or by these Bylaws; but if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time.

Section 7. VOTING: At all meetings of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Company. A stockholder may vote by proxy executed in writing by the said stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise specifically so provided in the proxy. At all elections of directors, the voting shall be by ballot.

The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

Section 8. CHAIRMAN OF MEETING: The President or the Chairman shall preside at all meetings of the stockholders; and, in the absence of the President and Chairman, the Board of Directors may appoint any stockholder to act as chairman of the meeting.

Section 9. SECRETARY OF MEETING: The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his absence, the chairman may appoint any person to act as secretary of the meeting.

ARTICLE IV

BOARD OF DIRECTORS

Section 1. MANAGEMENT OF COMPANY: The property, business, and affairs of the Company shall be managed and controlled by its Board of Directors which shall consist of between three (3) and seven (7) members, the precise number of which shall be fixed from time to time by resolution of the Board of Directors.

Section 2. TERM OF OFFICE: The Directors shall be elected annually by the stockholders at the annual meeting and shall hold office for one (1) year or until their successors are duly elected and qualified; however, no provision of this section shall be restrictive upon the right of the Board of Directors to fill vacancies as hereinafter provided.

Section 3. VACANCY: Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy shall be filled by vote of the stockholders.

Section 4. ANNUAL MEETING: The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or immediately following any adjournment thereof for the purpose of the organization of the Board, the election of a Chairman and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

Section 5. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third of the directors for the time being, in office. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting by mailing the same at least five (5) days before the meeting or by telephoning or telegraphing the same at least two (2) days before the meeting of each director.

Section 8. CONDUCT OF MEETINGS: At meetings of the Board of Directors, the Chairman of the Board, the President, or a designated Director shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. In the event of withdrawal of enough directors to leave less than a quorum, the directors present at a duly organized meeting may not continue to transact business. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 9. COMPENSATION: The directors shall receive such compensation for their service as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duties.

Section 10. MANIFESTATION OF DISSENT: A Director of the Company who is present at a meeting of the Board of Directors at which action or any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

ARTICLE V

COMMITTEE

Section 1. EXECUTIVE COMMITTEE: The Board of Directors may appoint from among its members an Executive Committee of not less than two (2) nor more than five (5) members, one of whom shall be the President, and shall designate one of such members Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

Section 2. AUDIT COMMITTEE: The Board of Directors may appoint a Audit Committee of three or more directors, at least a majority of whom shall be neither officers nor otherwise employed by the Company. The Board shall designate one director as Chairman of the Committee, and may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have the power to review the financial affairs of Company and to communicate directly with representatives of the public accounting firm conducting audits of the Company’s finances and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the President.

Section 3. OTHER COMMITTEES: The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors.

Section 4. RULES OF PROCEDURE: A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE VI

OFFICERS

Section 1. ELECTION: The Board of Directors shall elect a President from its own number and such Vice Presidents (who may or may not be directors) as in the opinion of the Board the business of the Company requires, a Controller, a Treasurer, a Secretary, and a General Counsel; and it shall elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the Company.

Section 2. REMOVAL: In its discretion the Board of Directors, by vote of a majority of the whole Board, may leave unfilled for any period as it may fix by resolution any office except those of President, Controller, Treasurer, and Secretary.

Section 3. DUTIES OF PRESIDENT: The President shall be the chief executive and administrative officer of the Company. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Company and over its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute, and deliver in the name of the Company powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws.

Section 4. DUTIES OF EXECUTIVE VICE PRESIDENT: The Executive Vice President shall possess the power and may perform the duties of the President in his absence or disability and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 5. DUTIES OF VICE PRESIDENTS: The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President and the Executive Vice President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

Section 6. DUTIES OF CONTROLLER: The Controller shall be responsible to the Board of Directors and the President for all financial control and internal audit of the Company and its subsidiaries. He shall perform such other duties as may be assigned to him by the Board of Directors or the President and shall be responsible to a designated Vice President only for the routine administrative matters pertaining to the duties of his office.

Section 7. DUTIES OF THE TREASURER: The Treasurer shall, subject to the direction of a designated Vice President, have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. He shall endorse on behalf of the Company for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositaries as the Board of Directors may designate. He may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Company. He shall enter or cause to be entered regularly in the books of the Company full and accurate account of all moneys received and paid by him on account of the Company; shall at all reasonable times exhibit his books and accounts to any director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors.

Section 8. SECRETARY: The Secretary shall, subject to the direction of a designated Vice President, keep the minutes of all meetings of the stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Company not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may attest contracts executed by the President or a Vice President thereunto authorized in the name of the Company and affix the seal of the Company thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties.

Section 9. COUNSEL: The General Counsel shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Section 10. BANK ACCOUNTS: In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer or the Controller of the Company with the approval of the President or the Executive Vice President may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Company which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or bonded employee or such officers or bonded employees of the Company as shall be specified in the written instructions of the Treasurer or the Controller of the Company with the approval of the President or the Executive Vice President of the Company.

Section 11. VACANCIES: In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

Section 12. EXERCISE OF RIGHTS AS STOCKHOLDERS: Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE VII

REIMBURSEMENT AND INDEMNIFICATION

Section 1. REIMBURSEMENT: Each director and officer of the Company shall be entitled to reimbursement for his reasonable expenses incurred in connection with his attention to the affairs of the Company, including attendance at meetings. Each employee of the Company other than an officer shall be entitled to such reimbursement for his reasonable expenses incurred in connection with his attention to the affairs of the Company as the Board of Directors, or any person designated by one of them may authorize.

Section 2. LIMIT ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS:

   A. Definitions. For purposes of this Article, the following definitions apply:

   (1) The Company means Halifax Engineering, Inc. only and no predecessor entity or other legal entity which is outside the Company.

   (2) Expenses include counsel fees, expert witness fees and cost of investigation, litigation and appeal as well as any amounts expended in asserting a claim for indemnification.

   (3) Liability means the obligation to pay a judgment, settlement, penalty, fine or other such obligation including, without limitation, any excise tax assessed with respect to an employee benefit plan.

   (4) Legal entity means a corporation, partnership, joint venture, trust employee benefit plan or other enterprise.

   (5) Predecessor Entity means a legal entity the existence of which ceased upon its acquisition by the Company in a merger or otherwise.

   (6) Proceedings means any threatened, pending or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

   B. Limit on Liability. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one hundred dollars ($100.00).

   C. Indemnification of Directors and Officers. The Company shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because he is or was a director or officer of the Company or because he is or was serving the Company or any other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Company shall be deemed service at the request of the Company. The determination that indemnification under this paragraph C is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in paragraph D of this Article; provided, however, that if a majority of the directors of the Company has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Company shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that a director or officer acted in such a manner as to make him ineligible for indemnification. The Company is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this paragraph C.

   D. Indemnification of Others. The Company may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to paragraph C, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Company, and may contract in advance to do so. The determination that indemnification under this paragraph D is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person’s rights under paragraph C of this Article shall be limited by the provisions of this paragraph D.

   E. Miscellaneous. Every reference in this Article to persons who are or may be entitled to indemnification shall include all persons who formerly occupied any of the positions referred to and their respective heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Company. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Company and indemnification under policies of insurance purchased and maintained by the Company or others. However, no person shall be entitled to indemnification by the Company to the extent he is indemnified by another, including an insurer. The Company is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Company or any other legal entity at the request of the Company regardless of the Company’s power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Company from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

   F. Application; Amendments. The provisions of this Article shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

ARTICLE VIII

CAPITAL STOCK

Section 1. STOCK CERTIFICATES: Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman or President and the Secretary or an Assistant Secretary. If certificates are signed by a Transfer Agent, acting in behalf of the Company, and a Registrar, the signatures of the officers of the Company may be facsimile.

Section 2. TRANSFER AGENT: The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

Section 3. TRANSFER OF STOCK: Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

Section 4. LOST CERTIFICATES: In case any certificate for the capital stock of the Company shall be lost, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

Section 5. HOLDER OF RECORD: The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 6. RECORD DATE: The Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as herein provided.

ARTICLE IX

NOTICES AND ACTION WITHOUT MEETING

Section 1. NOTICE: Whenever under the provisions of a statute or of the Articles of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, postage prepaid and addressed to such director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 2. WAIVER OF NOTICE: Whenever any notice whatever is required to be given by the provisions of a statute or of the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before, at or after the time stated therein, or the appearance of such person or persons in person or by proxy at any meeting for which notice was required shall be deemed equivalent thereto.

Section 3. CONSENT: Any action required or which may be taken at a meeting of the directors, stockholders or members of any executive committee of the Company, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, stockholders or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof.

Section 4. TELEPHONIC MEETING: Notwithstanding anything in these By-laws to the contrary, members of the Board of Directors or any committee may meet by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

ARTICLE X

AMENDMENT

The Board of Directors shall have power to add any provision to or to alter or repeal any provision of these Bylaws by the vote of a majority of all of the directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice of waiver or notice of such meeting of the Board. The stockholders may alter or repeal any provision of these Bylaws by the vote of a majority of the stockholders at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.

AMENDMENTS TO THE COMPANY’S BYLAWS

A. The following section shall be added under “Article III. Meetings of Stockholders”:

     Section 10. Nomination of Directors and Submission of Proposals: Nominations for directors to be elected at a meeting of shareholders may be made by the Board of Directors or by any shareholder of any outstanding class of the Company’s stock entitled to vote on the election of directors. Proposals to be considered at a meeting of shareholders may be made by the Board of Directors or any holder of any outstanding class of the Company’s stock entitled to vote on the proposal at the meeting of shareholders. Nominations and proposals made by the Board of Directors shall be made pursuant to procedures established by the Board of Directors. Nominations by shareholders for directors to be elected, or proposals by shareholders to be considered, at a meeting of shareholders and which have not been previously approved by the Board of Directors, must be submitted to the Chairman of the Nominating and Corporate Governance Committee, in case of nominations for director, and the Secretary of the Company, in case of shareholder proposals, in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, not later than (i) with respect to an election to be held, or a proposal to be considered, at an annual meeting of shareholders, the latest date upon which shareholder proposals must be submitted to the Company for inclusion in the Company’s proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation (“Rule 14a-8”) promulgated by the Securities and Exchange Commission (“SEC”) or, if the Company is no longer subject to the proxy rules of the SEC, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held, or a proposal to be considered, at a special meeting of shareholders, the earlier of (a) thirty (30) days prior to the printing of the Company’s proxy materials or information statement with respect to such meeting or (b) if no proxy materials or information statement are being distributed to shareholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to shareholders. Each such nomination or proposal shall set forth:

1.	The name and address of the shareholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal submitted;

2.	A representation that the shareholder is a holder of record, and/or beneficial owner, of the voting stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted;

3.	A description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the shareholder;

4.	Such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating Committee, including but not limited to, the principal occupation of each proposed nominee; and

5.	The consent of each nominee to serve as a director of the Company if so elected.

     In order for stockholder proposals to be included in the Company’s proxy materials related to an annual or special meeting, the stockholder submitting such proposal must comply with Rule 14a-8.

B. The last sentence, which follows, shall be removed from “Section 3. Other Committees” under “Article V. Committee”:

     “The President shall be a member ex officio of each committee appointed by the Board of Directors.”